OPTION AGREEMENT

         This Agreement is made this 3rd day of July, 2002

         BETWEEN:

                     ALLIANCE ATLANTIS COMMUNICATIONS INC.,
          a corporation incorporated under the laws of Canada ("AACI")

                                     - and -

                                   POINT.360,
        a corporation incorporated under the laws of California ("PTSX")


                                    RECITALS:

        A. AACI, either itself or through its wholly-owned subsidiaries, owns all of the issued and outstanding shares of Tattersall Casablanca Sound Inc. ("TCSI") and Calibre Digital Design Inc. ("CDI"), corporations governed by the laws of the Province of Ontario and Salter Street Digital Limited ("SSDL"), a corporation currently governed by the laws of the Province of Nova Scotia (SSDL, TCSI and CDI are referred to the "Optioned Companies").

        B. AACI wishes to grant to PTSX an option to purchase all of the issued and outstanding shares of the Optioned Companies.

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS

        In this Agreement:

        "AGREEMENT" means this option agreement, as it may be amended or supplemented from time to time as provided herein;

        "BUSINESS" means, with respect to the Optioned Companies, the business of providing standard definition and high definition on-line video editing, DVD authoring, sound and picture editing, sound mixing and design video post-production, descriptive video, video and audio compression, quality control, duplication, transcripts, computer generated imaging and other post-production services and related services;

        "NON-DISCLOSURE AGREEMENT" means the non-disclosure agreement entered into by the parties, dated as of June 6, 2002;

        "OPTION DOCUMENTS" means this Agreement, the Warrant, the Registration Rights Agreement and the Services Agreement;

        "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trustee, trust, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

        "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement entered into between the parties as of the date hereof;

        "SERVICES AGREEMENT" means the services agreement entered into between the parties as of the date hereof;

        "SHARE   PURCHASE   AGREEMENT"   means  the  share  purchase   agreement
substantially in the form agreed to by the parties, such draft dated for reference July 3, 2002;

        "WARRANT" means the warrant in favour of AACI dated the date hereof; and

        "WARRANT SHARES" means the common shares of PTSX issuable upon exercise of the Warrant.

1.2 CAPITALIZED TERMS

        All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Share Purchase Agreement.

1.3 HEADINGS

        The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4 GENDER AND NUMBER

        In  this  Agreement,   unless  the  context  otherwise  requires,  words
importing the singular include the plural and vice versa and words importing gender include all genders.

1.5 CURRENCY

        Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in United States currency.

1.6 ENTIRE AGREEMENT

        This Agreement and the Option Documents constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and the Option Documents. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement and the Option Documents. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement thereto, by any party to this Agreement and the Option Documents or its directors, officers, employees or agents, to any other party to this Agreement and the Option Documents or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement and the Option Documents, and none of the parties to this Agreement or the Option Documents has been induced to enter into this Agreement or the Option Documents or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

1.7 WAIVER, AMENDMENT

        Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.8 GOVERNING LAW

        This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract. Any proceeding initiated by PTSX against AACI involving a dispute under this Agreement shall be conducted in Toronto, Ontario, Canada, and any proceeding initiated by AACI against PTSX involving a dispute under this Agreement shall be conducted in Los Angeles, California, United States.

                                   ARTICLE 2
                                     OPTION

2.1 GRANT OF OPTION

        Subject to the terms of this Agreement, AACI hereby grants to PTSX the sole and exclusive right and option (the "OPTION") to purchase all (but not less than all) of the issued and outstanding shares of the Optioned Companies (the "OPTIONED SHARES") at the Purchase Price.

2.2 OPTION CONSIDERATION

        In consideration of the grant of the Option, PTSX hereby issues to AACI the Warrant. AACI shall be entitled to the registration of the Warrant Shares for resale under the United States Securities Act of 1933, as amended, (the "SECURITIES ACT") in accordance with the terms of the Registration Rights Agreement.

2.3 EXERCISE OF OPTION

        2.3.1 OPTION PERIOD

        PTSX may exercise the Option at any time until 3:00 p.m. (Toronto time) on December 31, 2002 (the "OPTION PERIOD"), after which the Option shall be void and neither party shall have any further obligation to the other.

        2.3.2 OPTION NOTICE

        In order to exercise the Option, PTSX shall deliver written notice (the "Option Notice") to AACI at or prior to the expiry of the Option Period advising AACI of its election to exercise the Option. The Option Notice shall constitute the irrevocable election of PTSX to purchase, and the irrevocable election of AACI to sell, all (but not less than all) of the Optioned Shares substantially on the terms of the Share Purchase Agreement. The purchase and sale shall be completed within 30 days after AACI's receipt of the Option Notice (the "CLOSING PERIOD"), and in any event, no later than January 31, 2003.

        2.3.3 PURCHASE PRICE

        The exercise price of the Option shall be satisfied by PTSX paying the purchase price for the Optioned Companies of the Stated Price, subject to adjustment in accordance with and as more particularly set out in the Share Purchase Agreement.

2.4 DISCLOSURE LETTER

        Concurrently with the execution and delivery of this Agreement, AACI has provided to PTSX a draft Disclosure Letter dated June 28, 2002. Within 30 days from the date of this Agreement, AACI shall deliver to PTSX a completed form of Disclosure Letter (the "Original Disclosure Letter"), dated as of June 28, 2002.

2.5 TERMINATION

        This Agreement shall expire on the later of December 31, 2002 or the Closing Date (as such Closing Date may be extended pursuant to section 3.2.1), unless the parties hereto agree otherwise in writing. Upon any such expiry, all obligations of each of the parties to each other shall terminate, other than those set out in the Non-Disclosure Agreement, the Warrant and the Registration Rights Agreement.

2.6 SERVICES AGREEMENT

        Concurrently herewith, the parties are entering into the Services Agreement.

                                   ARTICLE 3
                                    CLOSING

3.1 UPDATED DISCLOSURE LETTERS

        3.1.1 Solely for the purpose of determining whether it should exercise the Option, PTSX may, from time to time prior to the exercise of the Option (but in any event no more than three times during the term of this Agreement), request that AACI provide PTSX with a draft Disclosure Letter updating the Original Disclosure Letter attached pursuant to section 2.4 (an "UPDATED DISCLOSURE LETTER"). AACI shall use reasonable commercial efforts to provide PTSX with an Updated Disclosure Letter as soon as possible after the date of such request, but no later than within 15 days after PTSX's written request therefor. Any Updated Disclosure Letter delivered hereunder shall be dated as of the date of PTSX's request.

        3.1.2 If an Updated Disclosure Letter differs materially from the final Disclosure Letter that AACI proposes to attach to the Share Purchase Agreement at the time that the Share Purchase Agreement is executed and delivered, PTSX shall have the right to rescind the exercise of the Option and neither party shall have any liability to the other, whether in tort or in contract or otherwise, in respect of the Option and this Agreement and this Agreement shall be deemed to have been terminated.

3.2 RESTRICTIONS ON CLOSING

        3.2.1 If the closing of the purchase and sale pursuant to the Option cannot be consummated during the Closing Period by reason of any applicable judgment, decree, order, law or regulation that is in effect during the Closing Period, the Closing Period shall commence on the date on which such restriction on consummation has expired or been terminated; provided that, in no event shall any Closing Date be more than 60 days after the date of the Option Notice (the "DROP DEAD DATE"), and if the Closing Date shall not have occurred by the Drop Dead Date due to that judgment, decree, order law or regulation, the exercise of the Option effected on the date of the Option Notice shall be deemed to have expired and neither party shall have any liability to the other, whether in tort or in contract or otherwise, in respect of the Option and this Agreement for the failure to complete the purchase and sale of the Optioned Shares and this Agreement shall be deemed to have been terminated.

        3.2.2 If the restriction on the consummation of the purchase and sale is due to any condition or action relating to AACI, the Optioned Companies or any matter under Canadian law, AACI shall use its reasonable commercial efforts to cause such restriction to be removed, at AACI's sole cost and expense, prior to the Drop Dead Date.

        3.2.3 If the restriction on the consummation of the purchase and sale is due to any condition or action relating to PTSX or any matter under United States law, PTSX shall use its reasonable commercial efforts to cause such restriction to be removed, at PTSX's sole cost and expense, prior to the Drop Dead Date.

                                   ARTICLE 4
                 BUSINESS AND AFFAIRS OF THE OPTIONED COMPANIES

4.1 BUSINESS AND AFFAIRS OF THE OPTIONED COMPANIES

        Prior to the expiry of the Option Period, AACI shall cause each of the Optioned Companies to:

        4.1.1 operate the Business only in the ordinary course, consistent with past practice and, to the extent consistent with such operation, use reasonable efforts to preserve its business organization, including the services of its officers and employees, and its business relationships with customers, suppliers and others having business dealings with it;

        4.1.2 maintain all its material assets, whether owned or leased, in good condition and repair and maintain insurance upon all its assets comparable in amount, scope and coverage to that in effect on the date of this Agreement;

        4.1.3 maintain its books, records and accounts in the ordinary course on a basis consistent with past practice; and

        4.1.4 cause senior management of the Optioned Companies or AACI to consult with senior management of PTSX with respect to major business decisions regarding the Optioned Companies.

4.2 NEGATIVE COVENANTS

        4.2.1 Prior to the expiry of the Option Period, AACI shall not, voluntarily or involuntarily, sell, transfer, assign, pledge or hypothecate any shares of the Optional Companies, or any interest therein, or enter into or contract or agreement with respect to the foregoing, or permit or suffer to exist any lien, claim, encumbrance or charge of any kind or character with respect to any shares of the Optioned Companies, except (a) in connection with AACI's credit facilities or other debt instruments (and which may be removed prior to Closing), (b) in connection with any internal reorganization, or (c) in accordance with this Agreement.

        4.2.2 Except as expressly provided in this Agreement or with the prior written consent of PTSX, prior to the expiry of the Option Period, AACI shall ensure that none of the Optioned Companies:

            4.2.2.1 amends its articles, by-laws, constating documents or other organizational documents, except for SSDL, which may be exported from the jurisdiction of the Province of Nova Scotia and continued into either Canada or the Province of Ontario, in AACI's sole discretion, in which event the Option shall pertain to the shares of such continued company;

            4.2.2.2 amalgamates, merges or consolidates with, or acquires all or substantially all the shares or assets of, any Person;

            4.2.2.3 transfers, leases, licenses, sells or otherwise disposes of any of its material assets, other than inventory in the ordinary course of the Business, consistent with past practice; or

            4.2.2.4 issues or sells any shares of capital stock or any securities exchangeable for or convertible into shares of capital stock or any right to subscribe for or purchase any shares of any of the Optioned Companies, except as contemplated by the Share Purchase Agreement, in which case the Option shall apply to all such additional shares.

4.3 FINANCIAL REPORTING

        AACI shall provide to PTSX in respect of the Optioned Companies:

        4.3.1 quarterly financial statements within 60 days after each of the end of June 30, 2002 and September 30, 2002; and

        4.3.2 monthly operating statements within 30 days after the end of each calendar month, ending with the month ending November 30, 2002;

        all consistent in form and content with the financial statements previously provided to PTSX.

4.4 ACCESS AND CONFIDENTIALITY

        During the Option Period, AACI shall provide and shall cause each of Optioned Companies to provide, access to and shall permit PTSX, through its representatives, to make such investigation of the Business, properties, assets and records of the Optioned Companies (the "Due Diligence Materials") and of their respective financial and legal conditions as PTSX deems necessary or advisable, acting reasonably, to familiarize itself with the Due Diligence Materials and other matters. Without limiting the generality of the foregoing, during the Option Period, AACI shall permit PTSX and its representatives, without interference to the ordinary conduct of the Optioned Companies and within normal business hours, to have reasonable access to the premises of the Optioned Companies. In accordance with the terms of the Non-Disclosure
Agreement, during the Option Period PTSX shall and shall cause its representatives to, keep confidential all information disclosed to it by AACI or their agents relating to the Optioned Companies, except as otherwise agreed in writing by AACI.

                                   ARTICLE 5
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH PARTY

        Each of the parties represents, warrants and covenants to the other that, in respect of each of the Option Documents to which it is a party:

        5.1.1 it has the full right, power, legal capacity and authority to enter into, and perform its obligations under, each of the Option Documents;

        5.1.2 each of the Option Documents has been duly executed and delivered by it and is a valid and binding obligation of it, enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

        5.1.3 all necessary corporate and other actions have been taken by it to authorize the execution and delivery of the Option Documents and the performance of its obligations pursuant to the Option Documents; and

        5.1.4 it is not subject to any conflicting obligation or any disability which shall or might prevent it from, or materially interfere with, the execution and performance of each of the Option Documents and none of the entering into of each of the Option Documents or the performance by it of any of its other obligations under each of the Option Documents shall contravene, breach or result in any default under the articles, by-laws, constating documents or other organizational documents or resolutions of the shareholders and directors of it or under any mortgage, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment or decree of law to which it is a party or by which it may be bound.

5.2 PTSX REPRESENTATIONS, WARRANTIES, AND COVENANTS

        PTSX represents, warrants and covenants to AACI that:

        5.2.1 it has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, the Warrant Shares, at all times from the date hereof until the obligation to deliver common shares in the capital of PTSX upon the exercise of the Warrant in accordance with its terms;

        5.2.2 it has reserved for issuance, upon exercise of the Warrant in accordance with its terms, shares of common stock in the capital of PTSX necessary for PTSX to fulfil its obligations under the Warrants;

        5.2.3 the shares of common stock in the capital of PTSX to be issued upon due exercise of the Warrant shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of PTSX;

        5.2.4 the authorized capital of PTSX consists of (i) 50 million shares of no par value common stock, of which 9,014,232 have been duly issued and are outstanding as fully paid and non-assessable shares in the capital of PTSX, and
(ii) 5,000,000 shares of preferred stock of which none are issued and outstanding. All of PTSX's outstanding shares have been duly and validly issued and are outstanding as fully paid and non-assessable shares of PTSX. Except for options to purchase an aggregate of 2,863,752 shares of common stock, which options have been granted under PTSX's 1996 Incentive Plan and the 2000
Non-Qualified Stock Option Plan, no options, warrants or other rights to purchase shares or other securities of PTSX and no securities or obligations convertible into or exchangeable for shares or other securities of PTSX are outstanding;

        5.2.5 since May 15, 2002, being the filing date of PTSX's most recent quarterly report on Form 10-Q, there has not been any material change in the financial condition, operations, or prospects of PTSX other than changes in the ordinary and usual course of business, none of which has been (individually or collectively) materially adverse;

        5.2.6 there is no suit, action, litigation, investigation, claim, complaint, grievance or proceeding, including appeals and applications for review, in progress, or, to the knowledge of PTSX, pending or threatened against PTSX before any Governmental Authority, commission, board, bureau, agency or arbitration panel which, if determined adversely to PTSX, would, individually or collectively,

            (a) have a Material Adverse Effect on PTSX,

            (b) prevent PTSX from delivering the Option Notice; or

            (c) prevent PTSX from  fulfilling all of its  obligations set out in this Agreement or arising from this Agreement,

        and PTSX has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success; and

        5.2.7 all reports and other documents ("SEC Reports") filed by the Purchaser with the Securities and Exchange Commission subsequent to January 1, 2001, when filed, complied as to form and substance in all material respects with the applicable requirements of U.S. securities laws.

5.3 AACI REPRESENTATIONS, WARRANTIES, AND COVENANTS

        AACI represents, warrants, and covenants to PTSX that:

        5.3.1  it  owns,  directly  and  indirectly,   all  of  the  issued  and
outstanding shares of the Optioned Companies;

        5.3.2 it understands that the offer and sale of the Warrant and the Warrant Shares are intended to be exempt from registration under the Securities Act, pursuant to Section 4(2) of the Securities Act and any applicable state securities or blue sky laws;

        5.3.3 the Warrant and the Warrant Shares are or shall be acquired by AACI for its own account and without a view to the resale or distribution thereof or any interest therein in violation of under the Securities Act;

        5.3.4 it is an "accredited investor" as such term is defined in Regulation D under the Securities Act;

        5.3.5 it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrant and the Warrant Shares and is capable of bearing the economic risks of such investment;

        5.3.6 it has been furnished with a copy of, or has access to, and has read the documents and reports filed by PTSX with the Securities and Exchange Commission since January 1, 2000, and has been given the opportunity to ask questions of, and receive answers from, PTSX concerning the terms and conditions of the Warrant and the Warrant Shares and other related matters. PTSX has made available to AACI or its agents all documents and information relating to an investment in the Warrant and the Warrant Shares requested by or on behalf of AACI;

        5.3.7 it understands that the Warrant and the Warrant Shares have not been registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred, except in compliance with the terms of the Warrant and applicable federal and state securities laws;

        5.3.8 it understands that the Warrant and the Warrant Shares shall bear a restrictive legend as set forth on or in the Warrant; and

        5.3.9 the Original Disclosure Letter is true and correct as of the date of the Original Disclosure Letter in all material respects.

                                   ARTICLE 6
                                GENERAL MATTERS

6.1 NOTICE

        Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by courier. Any such notice or other communication shall be deemed to have been received on the business day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below, either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. Notices and other communications shall be addressed as follows:

        (a) if to AACI:

                Alliance Atlantis Communications Inc.
                121 Bloor Street East
                Suite 1500
                Toronto, Ontario  M4W 3M5

                Attention:  Paul Laberge
                Facsimile:  416-966-7517

        (b) if to PTSX:

                Point.360
                7083 Hollywood Boulevard
                Suite 200
                Hollywood, CA  90028

                Attention:  Haig Bagerdjian
                Facsimile:  323-957-2297

6.2 TIME OF ESSENCE

        Time is of the essence of this Agreement.

6.3 ASSIGNMENT AND TRANSFER

        6.3.1 ASSIGNMENT

        This Agreement shall enure to the benefit of and be enforceable by each of the parties and their respective permitted successors and assigns. AACI may, in its sole discretion, assign the benefits of this Agreement, in whole or in part and in any manner, to any affiliated or related entities or its lenders, respectively, and agrees to notify PTSX of such assignment. Each party shall remain primarily liable for its obligations hereunder. This Agreement may not be assigned by PTSX without the express written consent of AACI.

        6.3.2 TRANSFER OF SHARES

        PTSX acknowledges and agrees that AACI may, in its sole discretion, transfer or sell any or all of the Optioned Shares to any affiliated or related entity; provided that such affiliated or related entities shall, as a condition to such transfer agree to be bound by all of the terms of this Agreement; and provided further that such transfer shall not relieve AACI of any of its obligations or liability under this Agreement, and that such transfer shall not impair the right of PTSX to exercise the Option.

6.4 COUNTERPARTS

        This Agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

6.5 ATTORNEYS' FEES

        If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

6.6 COUNTERPARTS; FACSIMILE SIGNATURES

        This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.7 REMEDIES

        In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, PTSX shall be entitled to specific performance of the Option granted by AACI under this Agreement without the showing of economic loss and without any bond or other security being required. AACI agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach by AACI of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.


        IN WITNESS WHEREOF the parties hereto have executed this Agreement.

                                    ALLIANCE ATLANTIS COMMUNICATIONS INC.


                                    By: _________________________________


                                    POINT.360


                                    By: _________________________________